UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 14, 2021

Free Flow Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54868	45-3838831
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6269 Caledon Road

King George, VA 22485

(Address of principal executive offices)

Phone: +(703) 789-3344

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	N/A	N/A

Item 1.01. Entry into a Material Definitive Agreement

On November 22, 2020, Free Flow, Inc. (the “Company” or “Buyer”) entered into an Asset Purchase Agreement (the “Agreement”) with Inside Auto Parts, Inc. (the “Seller”), a company incorporated in the Commonwealth of Virginia having its offices at 314 Pendleton Road, Mineral, Virginia 23117, to purchase the assets (the “Purchased Assets”) consisting of all tangible property, including furniture, fixtures, machinery, equipment, tools, specified inventory, and real estate, consisting of 16 acres of land with existing buildings in Louisa County, Virginia, identified as 314 Pendleton Road.  The acquisition closed on December 22, 2020.

The Purchase Price for the Purchased Assets is Nine Hundred and Forty Thousand Dollars ($940,000) and other considerations. The Purchase Price shall be paid by the delivery of two promissory notes.  The Buyer shall execute one promissory note for all assets purchased excluding land and building for a sum of $353,000 (the “Personal Property Note”) and a second promissory note against purchase of land and building for a sum of $587,000 (the “Real Estate Note”) which will be drawn in conjunction with a separate “contract for purchase of property" as per Virginia State regulations. Both notes will bear interest @ of 2.5% per annum to be paid at maturity of the notes.  The Promissory Notes shall be reasonably satisfactory to the parties in form and substance and be payable in full six months after settlement hereunder.  The Promissory Notes shall be guaranteed by a personal guaranty of Sabir Saleem (the “Guaranty”), the controlling party of Buyer.  Payment of the Personal Property Note shall be secured by a Security Agreement executed by Buyer at Closing, evidenced by a UCC1 which Seller may    record in the appropriate office at the Virginia State Corporation Commission.

There shall be drawn a "Contract for Deed" reasonably acceptable to the parties in form and substance which will be held in escrow with National Title & Settlements Group, Inc., Att.: Mumtaz Bhatti, Esq, and may be released from escrow without the written approval of both parties, in the sole event the Promissory Notes are paid in full.

The Buyer is permitted to re-sell the assets purchased herein to any entity that the Buyer has an economic interest in. In such event the Buyer shall not be absolved of the liability under the Promissory Notes along with the subordinated security interest of the Seller. The Buyer desires    to re-sell the purchased assets to a company to be named FFLO - Inside Auto Parts, Inc.

Following Closing, Anderson Jackson shall serve as Chief Executive Office of the entity which acquires title to the Personal Property for at least as long as the Promissory Notes remain unpaid, pursuant to a mutually agreeable Employment Agreement (the “Employment Agreement”).

The consummation of the purchase and sale of the Purchased Assets (the "Closing") shall be held at 4:00 p.m. on December 22, 2020 or sooner by agreement of the parties, at such place as Buyer and Seller may agree.

The assets excluding land and building shall be transferred to the order of the Buyer, i.e., to FFLO - Inside Auto Parts, Inc. however, the Seller will continue as "operator" for record until such time that the Department of Motor Vehicles has issued a new license in the name of the Buyer. Upon closing, all revenues generated, and all costs and expenses incurred, will be borne by the Buyer and shall thus be on account of the Buyer.

Immediately upon completion of the Closing, Sellers shall be deemed to have fully and completely transferred to Buyer all his rights, title and interest, if any, in, as well as possession, custody and control of, the Purchased Assets. Seller shall not be liable or responsible for any liabilities or obligations of any kind or nature whatsoever arising out of, under, or related to the Purchased Assets from and after the Closing.

Buyer agrees that it is purchasing and shall take possession of the Purchased Assets in their AS IS, WHERE IS condition and acknowledges that it has previously been given the opportunity to and has conducted such investigations and inspections of the Purchased Assets as it has deemed necessary or appropriate for the purposes of this Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above relating to the Asset Purchase Agreement is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above relating to the Asset Purchase Agreement is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

On January 4, 2021, the Company issued a press release announcing the Acquisition. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Asset Purchase Agreement by and between the Company and Inside Auto Parts, Inc., dated November 22, 2020.

99.1	Press Release issue by Free Flow, Inc. on January 4, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Free Flow, Inc.

Date: January 14, 2021By: /s/ Sabir Saleem

Sabir Saleem

President & CEO